NUTEX HEALTH reports third quarter and year to date September 30, 2024 financial results

●	Total revenue of $222.3 million for THE FIRST NINE MONTHS OF 2024 vs. $178.0 Million FOR THE SAME PERIOD IN 2023, an increase of 25%
●	HOSPITAL DIVISION VISITS OF 122,944 FOR THE first NINE MONTHS OF 2024 VS. VISITS OF 102,798 FOR THE SAME PERIOD IN 2023, An increase of 20%
●	hospital division operating income of $54.7 million for THE first NINE MONTHs of 2024 VS. $21.1 million FOR THE SAME PERIOD IN 2023, an increase of 159%
●	Net cash from operating activities of $23.1 million for THE FIRST nine months of 2024
●	COMPANY CONTINUES ITS FOCUS ON INCREASING CASH FLOW

HOUSTON, TX − (PRNewswire) – NOVEMBER 7, 2024 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, integrated healthcare delivery system comprised of 22 state-of-the-art micro hospitals and hospital outpatient departments (HOPDs) in ten states and primary care-centric, risk-bearing physician networks, today announced third quarter 2024 financial results for the three and nine months ended September 30, 2024.

Financial Highlights for the Three Months Ended September 30, 2024:

●	Total revenue of $78.8 million as compared to total revenue of $62.7 million for the three months ended September 30, 2023, an increase of 26%. Of this revenue growth, mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 20.7% in 2024 compared to the same period in 2023.
●	Operating income (including the negative impact of a $2.0 million non-cash stock-based compensation expense) for the three months ended September 30, 2024 was $9.7 million, compared to an operating loss of approximately $0.8 million for the three months ended September 30, 2023, representing a $10.5 million improvement quarter over quarter.
●	Net loss attributable to Nutex Health of $8.8 million in the three months ended September 30, 2024 as compared to a net loss attributable to Nutex Health of $5.5 million for the three months ended September 30, 2023. This $8.8 million amount includes a $6.7 million non-cash loss on warrant liability as well as the $2.0 million non-cash stock-based compensation expense noted above.
●	EBITDA attributable to Nutex Health of $4.3 million, as compared to EBITDA attributable to Nutex Health of $1.2 million for the three months ended September 30, 2023.
●	Adjusted EBITDA attributable to Nutex Health of $13.5 million, as compared to Adjusted EBITDA attributable to Nutex Health of $1.3 million for the three months ended September 30, 2023, an increase of 938%.
●	Total visits from the Hospital Division were 41,668 for the third quarter 2024, as compared to 37,443 for the third quarter 2023, an increase of 4,225 or 11.3%. Of this visit growth, mature hospitals increased by 3.8% in 2024 compared to the same period in 2023.

Financial Highlights for the Nine Months Ended September 30, 2024:

●	Total revenue of $222.3 million as compared to total revenue of $178.0 million for the nine months ended September 30, 2023, an increase of approximately 25%. Of this revenue growth, mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 13.5% in 2024 compared to 2023.
●	Operating income for the nine months ended September 30, 2024 was $16.4 million compared to an operating loss of $5.6 million for the nine months ended September 30, 2023, representing a $22.0 million improvement year over year.
●	Net loss attributable to Nutex Health of $9.5 million as compared to net loss attributable to Nutex Health of $14.2 million for the nine months ended September 30, 2023. This $9.5 million amount includes non-cash items of $10.2 million (non-cash stock-based compensation expense of $2.0 million, non-cash impairment of assets of $3.9 million, non-cash impairment of goodwill of $3.2 million and $1.1 million non-cash loss on warrant liability) in the first nine months of 2024, while the $14.2 million amount includes non-cash stock-based compensation expense of $2.2 million in the first nine months of 2023.
●	EBITDA attributable to Nutex Health of $19.9 million, as compared to EBITDA attributable to Nutex Health of $5.3 million for the nine months ended September 30, 2023.
●	Adjusted EBITDA attributable to Nutex Health of $30.1 million, as compared to Adjusted EBITDA attributable to Nutex Health of $7.7 million for the nine months ended September 30, 2023, an increase of 290%.
●	Total visits from the Hospital Division were 122,944 for the nine months ended September 30, 2024, as compared to 102,798 for the same period in 2023, an increase of 20,146 or 19.6%. Of this visit growth, mature hospitals increased by 7.7% in the nine months ended September 30, 2024 compared to the same period in 2023.
●	Net cash from operating activities of $23.1 million for the nine months ended September 30, 2024.
●	As of September 30, 2024, the Company had total assets of $438.5 million, including cash and cash equivalents of $46.9 million and long-term debt of $26.8 million.

Note:  EBITDA and Adjusted EBITDA are non-GAAP financial metrics.  A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

“We are pleased to report 25% revenue growth, Adjusted EBITDA attributable to Nutex Health of $13.5 million and a 209% increase in gross profit to $21.9 million in the third quarter ended September 30, 2024, showing our continued focus on top line growth, increasing cash flow as well as improving profitability,” stated Jon Bates, Chief Financial Officer of Nutex Health.

“Nutex Health had another outstanding quarter. The strategic and operational decisions we have made over the last nine months are driving this strong performance, as demonstrated by another quarter of year-over-year growth in revenue, EBITDA and Adjusted EBITDA as well as incremental growth in cash flow. We are confident that our momentum will continue and plan on growing our hospital and population health divisions responsibly as we drive value for our shareholders,” stated Warren Hosseinion, M.D., President of Nutex Health.

“The four de-novo hospitals that we opened in 2023 are ramping up nicely, resulting in strong year-over-year growth in both revenue and patient volume.  Volumes and revenue continue to increase among our mature hospitals, both on the outpatient side as well as the inpatient side, which still have excess capacity. Our average payment by insurers of patient claims also increased, a trend we are optimistic will persist as we continue to work the NSA (No Surprises Act) claims through the Independent Dispute Resolution process,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.

For more details on the Company’s Third Quarter 2024 financial results, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$46,909,281	$22,002,056
Accounts receivable	62,745,336	58,624,301
Accounts receivable - related parties	3,602,189	4,152,068
Inventories	2,259,168	3,390,584
Prepaid expenses and other current assets	4,279,360	2,679,394
Total current assets	119,795,334	90,848,403
Property and equipment, net	78,246,467	81,387,649
Operating right-of-use assets	11,442,369	11,853,082
Finance right-of-use assets	198,462,381	176,146,329
Intangible assets, net	15,855,392	20,512,636
Goodwill, net	13,918,719	17,066,263
Other assets	767,942	431,135

Total assets	$438,488,604	$398,245,497

Liabilities and Equity
Current liabilities:
Accounts payable	$10,320,933	$18,899,196
Accounts payable - related parties	6,342,883	6,382,197
Lines of credit	3,384,517	3,371,676
Current portion of long-term debt	10,499,532	10,808,721
Operating lease liabilities, current portion	2,060,758	1,579,987
Finance lease liabilities, current portion	5,261,458	4,315,979
Accrued expenses and other current liabilities	29,688,665	12,955,296
Total current liabilities	67,558,746	58,313,052
Long-term debt, net	26,801,811	26,314,733
Warrant liability	5,715,143	-
Operating lease liabilities, net	14,307,320	15,479,639
Finance lease liabilities, net	240,924,194	213,886,213
Deferred tax liabilities	3,402,965	5,145,754
Total liabilities	358,710,179	319,139,391

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 5,215,709 and 4,511,199 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	5,216	4,511
Additional paid-in capital	479,024,452	470,521,218
Accumulated deficit	(418,588,975)	(409,072,539)
Nutex Health Inc. equity	60,440,693	61,453,190
Noncontrolling interests	19,337,732	17,652,916
Total equity	79,778,425	79,106,106

Total liabilities and equity	$438,488,604	$398,245,497

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Hospital division	$71,732,529	$54,585,263	$199,366,776	$155,485,230
Population health management division	7,062,340	8,137,709	22,964,141	22,491,613
Total revenue	78,794,869	62,722,972	222,330,917	177,976,843

Operating costs and expenses:
Payroll and benefits	29,848,083	28,873,144	85,249,302	79,570,519
Contract services	11,657,010	9,035,650	32,481,686	27,972,854
Medical supplies	3,982,598	3,460,130	12,892,904	10,748,214
Depreciation and amortization	4,972,478	4,745,941	13,691,484	12,908,848
Other	6,417,886	9,541,894	23,380,318	25,215,549
Total operating costs and expenses	56,878,055	55,656,759	167,695,694	156,415,984

Gross profit	21,916,814	7,066,213	54,635,223	21,560,859

Corporate and other costs:
Facilities closing costs	-	-	-	217,266
Acquisition costs	-	43,464	-	43,464
Stock-based compensation expense	1,963,518	49,167	1,951,444	2,198,812
Impairment of assets	425,221	-	3,898,856	-
Impairment of goodwill	-	-	3,197,391	-
General and administrative expenses	9,865,330	7,794,808	29,176,130	24,730,168
Total corporate and other costs	12,254,069	7,887,439	38,223,821	27,189,710

Operating income (loss)	9,662,745	(821,226)	16,411,402	(5,628,851)

Interest expense, net	5,381,040	4,098,179	14,879,934	12,081,316
Loss on warrant liability	6,733,552	-	1,072,709	-
Other (income) expense	128,645	(53,206)	(712,049)	70,721
Income (loss) before taxes	(2,580,492)	(4,866,199)	1,170,808	(17,780,888)

Income tax expense (benefit)	4,584,518	(342,259)	5,868,075	(2,068,530)

Net loss	(7,165,010)	(4,523,940)	(4,697,267)	(15,712,358)

Less: net income (loss) attributable to noncontrolling interests	1,623,303	1,018,451	4,819,169	(1,543,641)

Net loss attributable to Nutex Health Inc.	$(8,788,313)	$(5,542,391)	$(9,516,436)	$(14,168,717)

Loss per common share:
Basic	$(1.72)	$(1.25)	$(1.91)	$(3.23)
Diluted	$(1.72)	$(1.25)	$(1.91)	$(3.23)

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(4,697,267)	$(15,712,358)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	13,691,484	12,908,848
Loss on warrant liability	1,072,709	-
Impairment of goodwill	3,197,391	-
Impairment of assets	3,898,856	-
Derecognition of goodwill	453,017	-
Stock-based compensation expense	1,951,444	2,198,812
Deferred tax benefit	(1,742,789)	(2,068,530)
Debt accretion expense	804,760	1,251,867
Loss on lease termination	-	58,210
Non-cash lease expense (income)	(280,835)	89,338
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(4,253,034)	4,444,706
Accounts receivable - related party	549,879	(949,408)
Inventories	1,131,416	850,569
Prepaid expenses and other current assets	(1,360,721)	(3,771,946)
Accounts payable	(7,975,067)	(6,015,250)
Accounts payable - related party	(39,314)	2,228,527
Accrued expenses and other current liabilities	16,698,416	7,519,285
Net cash from operating activities	23,100,345	3,032,670

Cash flows from investing activities:
Acquisitions of property and equipment	(1,908,651)	(10,322,487)
Cash related to sale of business	(361,325)	-
Payments for acquisitions of businesses, net of cash acquired	-	(743,837)
Cash related to deconsolidation of Real Estate Entities	-	(1,039,157)
Net cash from investing activities	(2,269,976)	(12,105,481)

Cash flows from financing activities:
Proceeds from lines of credit	1,132,168	2,340,911
Proceeds from notes payable	7,014,999	16,952,905
Proceeds from convertible notes	-	891,000
Repayments of lines of credit	(1,119,327)	(1,592,714)
Repayments of notes payable	(8,332,482)	(10,557,758)
Repayments of finance leases	(1,923,687)	(2,704,082)
Proceeds from common stock issuance, net issuance costs	9,202,500	-
Proceeds from exercise of warrants	801,000	-
Members' contributions	960,913	649,550
Members' distributions	(3,659,228)	(4,335,532)
Net cash from financing activities	4,076,856	1,644,280
Net change in cash and cash equivalents	24,907,225	(7,428,531)
Cash and cash equivalents - beginning of the period	22,002,056	34,255,264
Cash and cash equivalents - end of the period	$46,909,281	$26,826,733

Non-GAAP Financial Measures (Unaudited)

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe EBITDA and Adjusted EBITDA are useful because it allows us to more effectively evaluate our operating performance.

We define EBITDA as net income (loss) attributable to Nutex Health Inc. plus interest expense, income taxes, depreciation and amortization.

We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for an allocation to noncontrolling interests, (gain)/loss on warrant liability, stock-based compensation, certain defined items of expense, and any acquisition-related costs and impairments. A reconciliation of net income to EBITDA and Adjusted EBITDA is included below. EBITDA and Adjusted EBITDA are not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of net loss attributable to Nutex Health Inc. to Adjusted EBITDA:
Net loss attributable to Nutex Health Inc.	$(8,788,313)	$(5,542,391)	$(9,516,436)	$(14,168,717)
Depreciation and amortization	4,972,478	4,745,941	13,691,484	12,908,848
Interest expense, net	5,381,040	4,098,179	14,879,934	12,081,316
Income tax expense (benefit)	4,584,518	(342,259)	5,868,075	(2,068,530)
Allocation to noncontrolling interests	(1,808,422)	(1,772,908)	(4,980,424)	(3,500,873)
EBITDA attributable to Nutex Health Inc.	4,341,301	1,186,562	19,942,633	5,252,044
Facilities closing costs	-	-	-	217,266
Loss on warrant liability	6,733,552	-	1,072,709	-
Impairment of assets	425,221		3,898,856
Impairment of goodwill	-	-	3,197,391	-
Acquisition costs	-	43,464	-	43,464
Stock-based compensation expense	1,963,518	49,167	1,951,444	2,198,812
Adjusted EBITDA attributable to Nutex Health Inc.	$13,463,592	$1,279,193	$30,063,033	$7,711,586

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 22 facilities in ten states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company.  Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2023 and in the Quarterly Reports on Form 10-Q for the periods ending March 31, 2024 and June 30, 2024 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Jennifer Smith Rodriguez – Investor Relations

investors@nutexhealth.com

– Media Contact

jsmith@nutexhealth.com